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                                                                    Exhibit 3.18


                              CODE OF REGULATIONS
                              -------------------

                                   ARTICLE I
                                   ---------

                                  SHAREHOLDERS
                                  ------------

     Section 1. Annual Meeting. The annual meeting of Shareholders of the Corporation for the election of Directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting, shall be held at the principal office of the Corporation in the City of Cleveland, Cuyahoga County, or at such other place either in or out of the State of Ohio as may be designated by the Board of Directors, by the Chairman of the Board, or by the President, and specified in the notice of such meeting, at 9:00 o'clock, a.m., or at such other time as may be designated by the Board of Directors, by the Chairman of the Board or by the President, and specified in the notice of the meeting, on the second Tuesday of August, 1991, and in each year thereafter, and if a legal holiday, then on the next succeeding business day.

     Section 2. Special Meeting. Special meetings of the Shareholders of the Corporation may be held on any business day, when called by the Chairman of the Board, or by the President, or by a Vice-President, or by the Board of Directors acting at a meeting, or by a majority of the Directors acting without a meeting, or by the persons who hold twenty-five percent (25%) of all the shares outstanding and entitled to vote. Upon request in writing, delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of Shareholders, such officer shall forthwith cause to be given to the Shareholders entitled thereto notice of a meeting to be held on a date not less than seven or more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within twenty days after the delivery or mailing of such request, the person calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock a.m. and four o'clock p.m., and shall be held at the principal office of the Corporation, unless the same is called by the Directors, acting with or without a meeting, in which case such meeting may be held at any place either in or out of the State of Ohio designated by the Board of Directors and specified in the notice of such meeting.

     Section 3. Notice of Meeting. Not less than seven or more than sixty days before the date fixed for a meeting of Shareholders, written notice stating the time, place, and in the case of a special meeting the purposes of such meeting, shall be given by or at the direction of the Secretary, or Assistant Secretary, or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each Shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date thereof is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the Shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purposes of any meeting of Shareholders may be waived in writing, either before or after the holding of such meeting, by any Shareholders, which writing shall be filed with or entered upon the records of the meeting. The attendance of any


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Shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, to the lack of proper notice shall be deemed to be a waiver by such Shareholder of notice of such meeting.

     Section 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the Shareholders the holders of shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, by the Articles, or by these Regulations, to be authorized or taken by a designated proportion of the share of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the voting shares represented, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

     A meeting may be held and a Quorum may be obtained by means of a conference call or similar communications equipment which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Section 5. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a Shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke the appointment. Notice to the Corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

     Section 6. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the Shareholders entitled to vote on such matter, which writing or writings shall be filed with or entered upon the records of the Corporation.


                                  ARTICLE II
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                               BOARD OF DIRECTORS
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     Section 1. Number. The number of members of the Board of Directors shall be determined by resolution of the Shareholders entitled to vote, but shall not be less than three (3) members, unless the number of Shareholders is less than three (3), in which latter event the number of Directors may be less than three
(3), but shall not be less than the number of Shareholders.

     Section 2. Election of Directors; Vacancies. The Directors shall be elected at each annual meeting of Shareholders, or at a special meeting called for the purpose of electing Directors, or the Directors may be designated at any time by the unanimous written action of the Shareholders. In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however

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caused, the remaining Directors, though less than a majority of the whole authorized number of Directors, may, by the vote of a majority of their number, fill any vacancy for the unexpired term.

     Section 3. Term of Office; Resignations. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death. Any Director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the Director may specify.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places in or out of the State of Ohio as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time in or out of the State of Ohio upon call by the Chairman of the Board or the President or a Vice President or any two Directors. Written notice of the time and place of each such meetings shall be given to each Director, either by personal delivery or by mail, telegram, or cablegram, at least two days before the meeting, which notice need not specify the purposes of the meeting.

     Section 6. Quorum. A quorum of the Board of Directors shall be not less than all of the Directors then in office. All action required to be approved by the Board of Directors shall require unanimous approval of the Directors then in office.

     A meeting may be held and a Quorum may be obtained by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Section 7. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors, may be authorized or taken without a meeting in a writing or writings signed by all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.


                                  ARTICLE III
                                 ------------

                                    OFFICERS
                                    --------

     Section 1. Election and Designation of Officers. The Board of Directors shall elect a President, a Secretary, a Treasurer, and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board and the President shall be Directors, but no one of the other officers need be a Director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge or verify

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any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office; Vacancies. The officers of the Corporation shall hold office until the next annual meeting of the Board of Directors and until their successors are elected, except in case of resignation, removal from office or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the Directors then in office. Any vacancy in any office may be filled by the Board of Directors.

     Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless such duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of the Shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

     Section 4. President. The President shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors, except for meetings at which the Chairman of the Board, if any, presides in accordance with the preceding section. Subject to directions of the Board of Directors, the President shall have general executive supervision over the property, business and affairs of the Corporation. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

     Section 5. Vice-Presidents. The Vice-Presidents shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

     Section 6. Secretary. The Secretary shall keep the minutes of meetings of the Shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of Shareholders' meeting and of Board meetings required by law or by these Regulations, or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

     Section 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the Directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

     Section 8. Other Officers. The Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

     Section 9. Delegation of Authority and Duties. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

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                                  ARTICLE IV
                                  ----------

                                 COMPENSATION
                                 ------------

     Section 1. Directors and Members of Committees. Directors, as such, shall not receive any stated salary for their services, but, on resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at each meeting, regular or special, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of either executive or special committees may be allowed such compensation as the Board of Directors may determine for attending committee meetings.

     Section 2. Officers and Employees. The compensation of officers and employees of the Corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors. Such compensation may include pension, disability and death benefits, and may be by way of fixed salary, or on the basis of earnings of the Corporation, or any combination thereof, or otherwise, as determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.


                                   ARTICLE V
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                                INDEMNIFICATION
                                ---------------

     Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or
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suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other Court shall deem proper.

     Section 3. Rights After Successful Defense. To the extent that a Director, trustee, officer or employee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1. or 2., or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Other Determination of Rights. Except in a situation governed by
Section 3., any indemnification under Section 1. or 2., (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination. that indemnification of the Director, trustee, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1. or 2. Such determination shall be made (a) by a majority vote of Directors acting at a meeting at which a quorum consisting of Directors who were not parties to such action, suit or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested Directors so directs, by independent legal counsel (compensation by the Corporation) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of Directors, without regard to voting power which may thereafter exist upon a default, failure or other contingency.

     Section 5. Advances of Expenses. Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals), or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the Director, trustee, officer or employee, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

     Section 6. Nonexclusiveness; Heirs. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the Articles, these Regulations, any agreement, vote of Shareholders, any insurance purchased by the Corporation or otherwise, both as to action in his official capacity and

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as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer or employee of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the Ohio General Corporation Law.


                                  ARTICLE VI
                                  ----------

                            CERTIFICATES FOR SHARES
                            -----------------------

     Section 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped or printed.

     Section 2. Transfer of Shares. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as to the Corporation or its agents may reasonably require.

     Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner, or his legal representatives, to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

     Section 4. Transfer Agent and Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars or any of them.

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                                  ARTICLE VII
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                                  AMENDMENTS
                                  ----------

     The Regulations of the Corporation may be amended, or new Regulations may be adopted, by the Shareholders at a meeting held for such purposes, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or without a meeting by the unanimous written consent of the holders of shares entitling them to exercise voting power on such proposal.

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